UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012 (July 19, 2012)

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 W. 28th Street

New York, New York 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K relating to Vringo’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including statements relating to the combined company’s management and board of directors and any other statements about Vringo’s management team’s future expectations, beliefs, goals, plans or prospects are forward-looking statements. Vringo’s actual results could differ materially from those projected in these forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the 424(b)(3) proxy statement/prospectus of Vringo, Inc. (File No.  333-180609), filed with the SEC on June 21, 2012, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Vringo. Vringo disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2012, on July 19, 2012 (the “Closing Date”), Innovate/Protect, Inc. a Delaware corporation (“Innovate Protect”), merged with and into VIP Merger Sub, Inc. (which changed its name to Innovate/Protect, Inc.) (Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Vringo, Inc. (the “Company”), pursuant to the terms and conditions of the previously announced Agreement and Plan of Merger, dated as of March 12, 2012 (the “Merger Agreement”), by and among the Company, Merger Sub and Innovate/Protect (the “Merger”).

(b) On July 19, 2012, pursuant to the Merger Agreement and in connection with the completion of the Merger, Messrs. Edo Segal, Philip Serlin and Geoffrey Skolnik resigned from the board of directors of the Company (the “Board”).

(c) On July 19, 2012, at the Board meeting held immediately following the 2012 Annual Meeting of Stockholders, the Board elected the following persons to the offices set forth opposite their names, to hold office in accordance with the by-laws of the Company:

Andrew D. Perlman	Chief Executive Officer
Andrew Kennedy Lang	President and Chief Technology Officer
Ellen Cohl	Chief Financial Officer and Treasurer
Alexander R. Berger	Chief Operating Officer and Secretary

Mr. Perlman will continue to act as the Company’s principal executive officer and Ms. Cohl will continue to act as the Company’s principal financial and accounting officer.

The information relating to Ms. Cohl and Messrs. Perlman, Lang and Berger required by Item 5.02(c)(2) and (3) of Form 8-K are incorporated herein by reference to the relevant sections of the Proxy Statement.

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On July 19, 2012, the Company assumed all of the duties, obligations and liabilities of Innovate/Protect under (i) the employment agreement with Andrew Kennedy Lang, dated June 22, 2011, as amended, and (ii) the employment agreement with Alexander R. Berger, dated August 11, 2012, as amended.

Mr. Lang’s employment agreement has an initial term of eighteen (18) months, with an option to either renegotiate the terms of the employment agreement prior to the expiration of the initial term, which term is subject to automatic one-year extensions unless either party gives notice of non-renewal to the other party three (3) months prior to the expiration of the applicable term. Under the terms of his agreement, Mr. Lang is currently entitled to receive a base salary of $250,000 and, upon the subsequent consummation of certain financing by the Company of at least $7 million, such base salary shall be increased to $385,000. Mr. Lang is also entitled to a bonus, which may be awarded by the Board, in the Board’s sole discretion, based on certain annual performance-based objectives established by the Board.

The employment agreement may be terminated upon death, disability, by the Company, with or without Cause (as defined in the employment agreement), by Mr. Lang with or without Good Reason (as defined in the employment agreement) or at either party’s election not to renew the employment agreement. In the event the employment agreement is terminated for (i) Good Reason by Mr. Lang, or (ii) by the Company without Cause, Mr. Lang shall be entitled to receive all Accrued Obligations (as defined in the employment agreement), benefits for up to one (1) year, and a pro rata bonus payment. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Lang, or the parties elect not to renew the agreement, Mr. Lang will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement.

Mr. Lang’s employment agreement also includes a one (1) year non-competition and non-solicitation and certain confidentiality covenants. Under the terms of this agreement, Mr. Lang is entitled to certain expense reimbursements, including up to $30,000 for relocation expenses, and medical, dental, vision, life and disability insurance and 401(k) benefits.

Mr. Berger’s employment agreement, as amended, has an initial term of eighteen (18) months, with an option to either renegotiate the terms of the employment agreement prior to the expiration of the initial term, which term is subject to automatic one-year extensions unless either party gives notice of non-renewal to the other party three (3) months prior to the expiration of the applicable term. Under the terms of his agreement, Mr. Berger is currently entitled to receive a base salary of $150,000 and, upon the subsequent consummation of certain financing by the Company of at least $7 million, such base salary shall be increased to $250,000. Mr. Berger is also entitled to a bonus, which may be awarded by the Board, in the Board’s sole discretion, based on certain annual performance-based objectives established by the board of directors. Mr. Berger received 625,000 shares of restricted stock of the Company upon execution of the employment agreement.

The employment agreement may be terminated upon death, disability, by us with or without Cause (as defined in the employment agreement), by Mr. Berger with or without Good Reason (as defined in the employment agreement) or at either party’s election not to renew the employment agreement. In the event the employment agreement is terminated for (i) Good Reason by Mr. Berger, or (ii) by the Company without Cause, Mr. Berger shall be entitled to receive all Accrued Obligations (as defined in the employment agreement), benefits for up to one (1) year, and a pro rata bonus payment. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Berger, or the parties elect not to renew the agreement, Mr. Berger will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any other arrangement with the company.

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Mr. Berger’s employment agreement also includes a one (1) year non-competition and non-solicitation and certain confidentiality covenants. Under the terms of this agreement, he is also entitled to certain expense reimbursements and medical, dental, vision, life and disability insurance and 401(k) benefits.

The foregoing descriptions of the employment agreements are not complete and are subject to, and qualified in their entirety by, the full text of the employment agreements with Messrs. Lang and Berger, which are attached to this Current Report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

(e) As disclosed in Item 5.07 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2012, at the Company’s 2012 Annual Meeting of Stockholders held on July 19, 2012, the stockholders of the Company approved the Vringo, Inc. 2012 Employee, Director and Consultant Equity Incentive Plan (the “2012 Plan”).

The description of the 2012 Plan is qualified in its entirety by reference to the 2012 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Further information about the 2012 Plan is included in the Proxy Statement.

Item 7.01	Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is an updated presentation of the Company after giving effect to the Merger.

The information furnished by the Company pursuant to this Item 7.01, including Exhibit 99.8, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated June 22, 2011, by and between Innovate/Protect, Inc. and Andrew Kennedy Lang, as amended by Amendment No. 1 to Employment Agreement, dated November 14, 2011, and Amendment No. 2 to Employment Agreement, dated March 11, 2012
10.2	Employment Agreement, dated August 10, 2011, by and between Innovate/Protect, Inc. and Alexander R. Berger, as amended by Amendment No. 1 to Employment Agreement, dated November 15, 2011, and Amendment No. 2 to Employment Agreement, dated March 11, 2012
10.3	Vringo, Inc. 2012 Employee, Director and Consultant Equity Incentive Plan (previously filed as Annex D to the Company’s Registration Statement on Form S-4 (File No. 333-180609) originally filed with the SEC on April 6, 2012)
99.1	Presentation of Vringo, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: July 20, 2012	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer

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